UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2013

V. F. Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	1-5256	23-1180120
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification
Number)

105 Corporate Center Boulevard
Greensboro, North Carolina	27408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	336-424-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 16, 2013, the Board of Directors of V. F. Corporation, a Pennsylvania corporation (the “Corporation”), adopted amended and restated Articles of Incorporation of the Corporation.  The amended and restated Articles of Incorporation of the Corporation were filed with the Department of State of the Commonwealth of Pennsylvania and became effective on October 21, 2013.  The purpose of the amendment, which does not require shareholder approval, is to increase the number of authorized shares of the common stock from 300,000,000 million to 1,200,000,000 in order to effectuate a four-for-one stock split of the Corporation’s common stock and to reduce the stated capital applicable to the Corporation’s common stock from $1.00 per share to $0.25 per share.  A copy of the Corporation’s amended and restated Articles of Incorporation is attached hereto as Exhibit 3(i).

Item 8.01.           Other Events.

On October 16, 2013, the Board of Directors of the Corporation approved a four-for-one stock split, to be effected in the form of a stock dividend. Shareholders of record as of the close of business on December 10, 2013 will receive three additional shares of common stock, payable on December 20, 2013. Additionally, the Board of Directors declared a quarterly dividend of $1.05 per share payable on December 20, 2013 to shareholders of record at the close of business on December 10, 2013.  A copy of the Corporation’s press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits:

3(i)	Amended and Restated Articles of Incorporation of V. F. Corporation (as of October 21, 2013).

99.1	V. F. Corporation Press Release dated October 21, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2013	V. F. CORPORATION

	By:	/s/ Laura C. Meagher
Laura C. Meagher
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

3(i)	Amended and Restated Articles of Incorporation of V. F. Corporation (as of October 21, 2013).

99.1	V. F. Corporation Press Release dated October 21, 2013.